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                               THE FLATLEY COMPANY
                        STANDARD FORM OF INDUSTRIAL LEASE


                            SUBMISSION NOT AN OPTION


THE SUBMISSION 0F THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE. A RESERVATION OR, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.






Revision Date:  10/85

                              Lease Agreement
                              (Standard Industrial Form)

This lease is made as of this 14th day of May, 1991, by and between the party named as landlord in the "Basic Data" set forth below (hereinafter "Landlord") and the party named as tenant in the "Basic Data" set forth below (hereinafter "Tenant"). In consideration of the mutual convenants herein set forth, the parties agree as follows:

1. INCORPORATION OF BASIC DATA. All capitalized terms in this Lease shall have the meanings as described to them in the Basic Data set forth below unless otherwise defined herein.

                                   BASIC DATA

LANDLORD.      shall mean Thomas J. Flatley d/b/a The Flatley Company, having a principal place of business and current mailing address at 50 Braintree Hill Office Park, Braintree, MA 02184.

TENANT:        shall mean TyLink Corporation, having a principal place of business and current mailing address at 10 Commerce Way, Norton, MA 02766.

PREMISES:      shall mean 25,220 square feet, which shall include at least
9,4000 square feet of office space, being the approximate size of the Premises and the basis on which Annual Rent and Additional Rent shall be paid by Tenant to Landlord, in the building located at Norton Commerce Center, 10 Commerce Way, Norton, MA 02766 (the "Building"), which Building is located on a lot (the "Lot"), all as such Premises, Building and Lot are described and/or outlined in Exhibit A.

TERMS:         shall mean the period of five (5) years commencing upon the
Commencement Date.

SECURITY DEPOSIT:   shall mean the sum of TEN THOUSAND FIVE HUNDRED EIGHT AND
33/100 ($10,508.33) DOLLARS paid this day by Tenant to Landlord, to be held by Landlord pursuant to the terms of Paragraph 4 of this Lease.

ANNUAL RENT:   shall mean the annual sum of ONE HUNDRED TWENTY-SIX THOUSAND ONE
HUNDRED AND 00/100 ($126,100.00) DOLLARS, payable in equal monthly installments of TEN THOUSAND FIVE HUNDRED EIGHT AND 33/100 ($10,508.33) DOLLARS, for the Term of this Lease payable in accordance with Paragraph 5 of this Lease plus all other charges, amounts, reimbursements or other sums (collectively "Additional Rent") to be paid by Tenant to Landlord in accordance with Paragraph 6 and any other terms of this Lease calling for the payment of money by Tenant to Landlord.

USE:           shall mean general offices, light manufacturing, and
manufacturing and distribution of electronic products and no other use or purpose whatsoever.

COMMENCEMENT DATE:    shall mean May 1, 1991.

RENT/COMMENCE DATE:   Annual Rent as described hereinabove shall commence on May
1, 1991. Notwithstanding the foregoing, Landlord hereby grants to Tenant a rent allowance in the amount of TWO THOUSAND AND 00/100 dollars per month, and at that rate for any fraction of a month, effective with the Commencement Date of this Lease and continuing until the date the construction as detailed on Exhibit "A-2", attached hereto and made a part hereof, is substantially completed with the exception of minor items which can be fully completed within thirty (30) days without material interference with Tenant's occupancy of the Premises.

TENANT'S PRO RATA SHARE:   shall be based on the fraction:
                                   25,220

                                   50,100
TENANT'S INSURANCE REQUIREMENTS:   Public Liability:  ONE MILLION AND 00/100
($1,000,000.00) DOLLARS for injury to one person, ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS for injury to more than one person, per incident.
                              Property Damage:  ONE MILLION AND 00/100
($1,000,000.00) DOLLARS per incident.

2. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, convenants, conditions and provisions of this Lease, the Premises, but reserving and excepting to Landlord the use of the exterior walls, the roof and the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and appurtenant fixtures leading through the Premises and serving other parts of the Building or Lot in locations which will not materially interfere with Tenant's use thereof. Exhibit A is intended only to show the location of the Premises in relation to the Building and/or Lot and the initial size of such Building and Lot, the Building and/or Lot and other data thereon is to be disregarded and in no event deemed or construed to be a representation that the Building or Buildings, parking areas and other improvements shown thereon will be construed and/or maintained as indicated thereon, or that additions to, or reductions from the Building or Lot may not be made by the Landlord during the Term of this Lease, but rather the Landlord shall have the right to do so and any such addition or reduction shall take effect upon Landlord's giving notice to Tenant to the effect. Landlord reserved the right to construct or sell any free-standing buildings on any portion of the Lot.

3. TERM. The Term of this Lease shall commence upon the Commencement Date, which shall be the date set forth in the Basic Data.

4.      SECURITY DEPOSIT.   Tenant has deposited with Landlord the Security
Deposit as security for the faithful performance and observation of Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Annual Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord, including the costs of such proceeding or reentry and further including, without limitation, reasonable attorney's fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice land without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall upon demand pay the Landlord the amount so applied to restore the Security Deposit to its original amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within ninety (90) days after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord in accordance with the terms of this Lease. In the event of a sale or other transfer of the Building, or leasing of the entire Building including the Premises subject to Tenant's tenancy thereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant; and Tenant agrees to look solely to the new Landlord for the return of said Security Deposit then remaining. The holder of any mortgage upon the Building or Lot shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder. Tenant further convenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

5. ANNUAL RENT. Tenant hereby covenants and agrees to pay to Landlord, at the place to which notices to Landlord are required to be sent or such other person or place as Landlord may from time to time designate, as Annual Rent for the Premises in lawful money of the United States, without demand, setoff or deduction, during the Term of this Lease, the sum set forth in Basic Data, payable in equal monthly installments as set forth there, in advance on the first day of each and every calendar month during said Term. Annual Rent for any fraction of a month at the commencement or expiration of said Term shall be prorated on a per diem basis.

6.      ADDITIONAL RENT.

        (a) TAXES Tenant convenants and agrees to pay, as Additional Rent, with respect to each calendar or other tax year beginning or ending during the Term hereof, an amount equal to Tenant's Pro Rata Share, as set forth in the Basic Data, of the real estate taxes (including betterment's and other special assessments) allocated to the Building and Lot for such tax year. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. Tenant's Pro Rata Share of the real estate taxes shall be adjusted for and with respect to any partial tax years on a per diem basis. The expression "real estate taxes" shall include all general and special assessments, so-called, rent taxes and other governmental charges which may be charged, assessed or imposed upon the Building and Lot or Landlord. If at any time during the term hereof the present system of ad valorem taxation of real property shall be changed so that in lieu of the ad valorem tax on real property in whole or in part, or in addition thereto, there shall be assessed on Landlord a capital levy or other tax on, but not limited to, the Annual Rent and/or any Additional Rent ("Gross Rents") received with respect to the Building and Lot, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any method of taxation prevailing at the commencement of the Term hereof)a measured by or based, in whole or in part, upon any such Gross Rents, then any and all of such taxes, assessments, levies or charges, to the extent that the same would be payable if the Building and Lot were the only property of Landlord subject to them, and if the income from the Building and Lot were the only taxable income of Landlord during the year in question, shall be deemed to be included within the term "real estate taxes". Notwithstanding anything to the contrary herein, "real estate taxes" shall not include Landlord's Federal or State or any income taxes as presently imposed.

        (b) TAX PAYMENTS Payment of Tenant's Pro Rate Share of the real estate taxes allocated to the Building and Lot shall be paid, as Additional Rent, monthly, and at the times and in the fashion herein provided for the payment of Annual Rent. For an initial period from the Commencement Date until the end of the first full tax year in which the Building and/or Lot containing the Premises shall be assessed as a completed improvement, as distinguished from inprocess construction ("the full assessment year"), the amount so to be paid shall be the initial monthly payment reasonably fixed by Landlord on or about the Commencement Date. Promptly after the determination by any taxing authority of real estate taxes upon the Building and Lot or each tax year, Landlord shall make a determination of the Tenant's Pro Rata Share of the real estate taxes and if the aforesaid payments theretofore made for such tax year by Tenant exceed Tenant's Pro Rata Share of the real estate taxes such overpayments shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph; and if the real estate taxes for such tax year are greater than such payments theretofore made on account for such tax year, Tenant shall pay such deficiency to Landlord within ten (10) days of demand therefore. Copies of tax bills submitted by Landlord with any such statement shall be conclusive evidence of the amount of real estate taxes charged, assessed or imposed. After the full assessment year, the initial monthly payment on account of the Tenant's Pro Rate Share of the real estate taxes shall be replaced each year by a payment which is one-twelfth (1-12th) of the Tenant's Pro Rate Share of the real estate taxes for the immediately preceding tax year. An equitable adjustment shall be made in the event of any change in the method or system of taxation from that which is now applicable, including without limitation any change in the dates and periods for which such taxes were levied. Tenant shall pay all taxes upon its signs and other property in or upon the Premises and Tenant convenants and agrees to pay promptly when due all municipal, county state and federal taxes assessed against Tenant's leasehold interest and Tenant's fixtures, furnishing, equipment, stock-in-trade, and other personal property of any kind owned, installed or existing in the Premises. For the purpose of this paragraph such taxes shall not be included within real estate taxes upon the Building and Lot.

        (c) COMMON AREAS Tenant and its officers, employees, agents, customers and invitees shall have the right, in common with Landlord and all others to whom Landlord may from time to time grant rights, to use the common areas of the Building and Lot for their intended purposes subject to such reasonable rules and regulations as Landlord may from time to time impose. Landlord warrants that available parking will in no event be less than that of the local code governing parking for said building. Tenant agrees after notice thereof to abide by such rules and regulations and to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord shall at all times have full control, management and direction of the common areas and the right to put the common areas to such use as the landlord may determine in its sole discretion. Landlord shall have the right at any time and from time to time to change the layout of the common areas including, but without limitation, the right to add to or subtract from their shape and size and to alter their location; provided, however, Landlord shall always maintain such amount of parking in the common areas as may be required by local zoning law or ordinance at the time of such parking area's original construction.

        (d) CHARGES FOR COMMON AREAS. Tenant shall pay its Pro Rata Share of the Common Areas Maintenance Costs during the Term of this lease as Additional Rent and in the manner hereafter provided. "Common Areas Maintenance Costs" as used herein shall mean the total cost and expenses incurred by Landlord, its agents, contractors and/or designees for operating, maintaining, insuring (or, if Landlord elects to self insure, an amount equal to the cost of insurance if it were to be provided by a third party of Landlord's choosing), managing, repairing and/or replacing all or any part of the common areas and any installations therein, thereon, thereunder or thereover. Payment on account of Tenant's Pro Rate Share of the Common Areas Maintenance costs shall be paid as Additional Rent, monthly, and at the times and in the fashion herein provided for the payment of Annual Rent based initially on Landlord's reasonable estimate. Promptly after the end of the partial calendar year during which the Term begins and promptly after the end of each year thereafter, Landlord shall make a determination of Tenant's Pro Rata Share of the Common Areas Maintenance Costs. If the aforesaid payments theretofore made for such period by Tenant exceed Tenant's Pro Rata Share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph; and if Tenant's Pro Rata Share is greater than such payments theretofore made on account for such period, Tenant shall pay such deficiency to Landlord within ten
(10) days of demand therefore. The initial monthly payment on account of the Common Areas Maintenance Costs shall be replaced after Landlord's determination of Tenant's Pro Rata Share thereof for the preceding accounting period by a payment which is one-twelfth (1/12th) of Tenant's actual Pro Rata Share thereof for the immediately preceding account period, with adjustments as appropriate where such preceding period is less than a full twelve-month period.
Appropriate adjustments shall be made for any partial month at the commencement of the Term and for any partial month r year at the end of the Term.

        7.     UTILITIES.   Tenants agree to pay or cause to be paid, as
Additional Rent, directly to the authority or party charged with the collection thereof, all charges for gas, electricity, light, heat, power, water, sewerage, telephone or other service used, rendered or supplied to or for the Tenant upon or in connection with the Premises throughout the Term of this Lease, and to indemnify Landlord and save it harmless against any liability or damages on such account. Tenant shall also at its sole cost and expense procure any and all necessary permits, licenses or other authorizations required for the lawful and proper maintenance and use upon the Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such services to and upon the Premises except such permits, licenses and authorizations which shall be required in connection with original construction of the Premises, which shall be obtained by Landlord. It is understood and agreed that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruptions or failure in the supply of any such utilities to the Premises. If a charge shall be made from time to time by the public authority having jurisdiction of the Premises for the use of the apportionable sewer system, Tenant shall pay the share thereof equitably apportionable to the Premises. Tenant shall also pay for the sprinkler standby service charge equitably apportionable to the Premises. If the Premises are not separately metered, Tenant shall pay to landlord, as billed and as additional Rent, its share of water and/or sewer bills. In case any such water and sewer charges are not paid by Tenant at the time when the same are payable, if to municipal officials, Landlord may nevertheless pay the same to such officials and charge Tenant the cost thereof, which charge shall become payable on the first day of the following month as Additional Rent.

        8. TENANT'S USE OF PREMISES AND MISCELLANEOUS COVENANTS. During the Term of this Lease Tenant shall use the Premises solely for the purposes listed in the Basic Data. Tenant agrees that it will not use, or permit or suffer the use of, the Premises or any part thereof for any other business or purpose. Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean and safe condition in accordance with all applicable laws, ordinances and government regulations. Tenant agrees that it will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, or which will prevent Landlord from procuring such policies from companies acceptable to Landlord.

During the Term of this Lease, Tenant further convenants and agrees as follows:

        (a) Not to use the Premises for any use involving the emission of objectionable odors, fumes, noise or vibration, or, except to the extent previously consented to by Landlord in writing, involving the use, storage or disposition of toxic or hazardous substances or materials except for components associated with the usual use of wave solder machine. Landlord acknowledges Tenant's use of an air compressor, said compressor to be enclosed by Tenant, at Tenant's expense, to reduce noise. Tenant covenants and agrees that it shall advise Landlord in writing of any materials or substances it deals with in any way on the Premises that may be deemed to be hazardous or toxic prior to such substance or materials being brought upon the Premises or Lot. In any event, Tenant shall strictly comply with all state, federal and municipal laws, regulations, guidelines and ordinances concerning the use, storage, handling and disposition of any substance or material that is or may be deemed to be toxic or hazardous and Tenant agrees to indemnify Landlord against any liability, including attorney's fees and costs, in connection therewith. At Landlord's request, Tenant shall provide Landlord with reasonable assurances that Tenant can and will comply with the foregoing and, if Landlord so requests, Tenant shall obtain insurance of such type and in such amount as Landlord may reasonable specify, such policy to name Landlord as an insured party and be obtained at Tenant's sole cost prior to such substances/or materials being brought upon the Premises or Lot. Any such policy shall provide that it may not be canceled or amended without thirty (30) days prior notice to Landlord, and shall be issued by a company or companies reasonably satisfactory to Landlord. Failure to Tenant to provide Landlord with such reasonable assurances or evidence of any reasonable requested insurance in connection with the bringing of such materials or substances upon the Premises or Lot shall be reasonable cause for Landlord to prohibit such substances or materials from bring brought upon the Premises or Lot or, at Landlord's election, a default under this Lease.

This Subparagraph (a) notwithstanding, Landlord acknowledges that Tenant can use the Premises for its intended purpose as described under the Basic Data herein.

        (b)    INTENTIONALLY OMITTED

        (c) Not to place on the Premises or Building any placard or sign of advertising that the Premises or any part thereof may be sublet, nor to place any other sign or placard on the Premises or Building which is visible from the exterior of the Premises or Building without the written consent of Landlord.

        (d) Not to injure, overload, deface or permit to be injured, overloaded, or defaced, the Premises or Building, and not to permit any holes to be made in the exterior of the building; and not to make, allow to suffer any waste or any unlawful, improper or offensive use of the Premises that shall be injurious to any person or property or invalidate any insurance on the Premises, Building or Lot or increase the premium thereof.

        (e) To conform to and comply with all state and municipal laws and with all requirements of any public body or officers having jurisdiction of the Premises and with the requirements or regulations of any Board of Fire Underwriters or insurance company insuring the Premises at the time with respect to the care, maintenance, use and nonstructural alteration of the Premises, all at Tenant's sole expense.

9. REPAIRS TO AND MAINTENANCE OF PREMISES BY TENANT Tenant shall keep the Premises, including without limitation, both the inside and outside of all doors and windows therein, in the same order and repair as they are on the Commencement Date, reasonable wear and tear and damage by fire or other casualty normally insured under a so-called "extended coverage endorsement" only excepted; and to keep all fixtures and equipment on the Premises including, without limitation, all mechanical fixtures and equipment serving only the Premises in the same order and repair as they are in on Commencement Date, damage by fire and other casualty normally insured under an "extended coverage endorsement" only excepted. Tenant shall, at it sole cost and expense, during the entire Term of this Lease, maintain in force a service contracting providing for the repair and annual service and maintenance of all heating, ventilating and air conditioning equipment serving the Premises, such contract to be with a party reasonably acceptable to Landlord or, if Landlord should so elect, with a party designated by Landlord. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes. It is further agreed that the exception of reasonable wear and tear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenant like, efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenant like repair, and that except in case of fire or other casualty normally insured under an "extended coverage endorsement" there is no exception to the rule that all glass must be kept good and whole by Tenant. Tenant shall also be responsible for the cost of all repairs to the Building (including, without limitation, the structure and roof thereon and common areas therein) and the Lot if the same are occasioned by Tenant's or its employees, agents or invitees improper or negligent use thereof.

10.     SUBLETTING AND ASSIGNMENT

        (a) Tenant convenants and agrees not to assign, sell, mortgage, pledge or in any manner transfer this Lease or any interest therein or sublet the Premises or any part thereof, or grant any concession or license or otherwise permit occupancy of all or any part thereof by another person or entity without the prior written consent of Landlord, which consent shall not be unreasonably withheld provided all the provisions of this Paragraph 10 are complied with and subject to Landlord's right to terminate this Lease as set forth in this paragraph 10. Any such consent by Landlord shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the obligation of Tenant to obtain from Landlord consent to any other or subsequent assignment or subletting period., The collection of rent by Landlord from any assignee, subtenant or other occupant shall not be deemed as acceptance of the assignee, subtenant or occupant as tenant or release of Tenant from its obligation under this Lease.

        (b) Notwithstanding the provisions of Paragraph 10(a), above, any proposed assignee or subleasee submitted to the Landlord for approval must have the same or greater financial strength as Tenant and if such is not the case, Landlord's withholding of consent shall be reasonable. Landlord shall not be considered unreasonable in the event at the time of such request by Tenant to assign or sublet this Lease, Tenant shall be in default under this Lease. If Tenant shall request permission to assign this Lease or sublet the Premises or any part thereof Tenant shall, together with such request for consent thereto, inform Landlord of the rental and any other amounts to be paid by such assignee or subtenant in connection with such subletting or assignment regardless of the nomenclature such payment may take, the term of any subletting, and any financial information required or requested by Landlord to make the determination required by the first sentence of this Paragraph 10(b). Landlord shall have the right to terminate this Lease in lieu of consenting or reasonably withholding its consent to the proposed subletting or assignment, provided that Landlord shall exercise such right with forty-five
(45) days of its receipt of Tenant's request for such consent and provided, further, that Tenant shall have the right to withdraw its request for such consent within fifteen (15) days after its receipt of such notice from Landlord, in which event such notice of termination shall become null and void. If this Lease shall be terminated pursuant to the provisions of the immediately preceding sentence, such termination shall become effective upon the last day of the calendar month next following Landlord's giving said notice of termination.

        (c) If Landlord consents in writing to an assignment or subletting, such consent shall be deemed conditioned upon Tenant's compliance with the following provisions and the failure to so comply shall be deemed to give landlord reasonable cause for withholding or withdrawing its consent:

               (1) The assignment or subletting must be, respectively, of all Tenant's leasehold interest or of the entire Premises and, in the case of an assignment, shall also transfer to the assignee all of Tenant's rights in and interests under this lease, including but without limitation, the Security Deposit hereunder.

               (2)    INTENTIONALLY OMITTED

               (3) The assignee or subleasee shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease, including any accrued obligations at the time of the assignment or subletting.

               (4) A copy of the assignment of sublease and the original assumption agreement (both in form and content satisfactory to Landlord) fully executed and acknowledged by the assignee or subleassee, together with a certified copy of a properly executed corporate resolution authorizing such assumption agreement, shall be received by Landlord within ten (10) days from the effective date of such assignment or subletting.

               (5) Such assignment or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease including but without limitation the use permitted hereby and Tenant (and any assignee(s), subtenants(s) and guarantor(s) of this Lease) shall continue to be and remain primarily and unconditionally liable hereunder.

               (6) Tenant shall reimburse Landlord for Landlord's attorneys' fees for examination of and/or preparation of any documents in connection with the assignment or subletting.

               (7) Any rent, sum or other consideration to be paid or given in connection with such sublease or assignment, either initially or over time, in excess of the Annual Rent and/or Additional Rent and/or other charges to be paid under this Lease shall be paid directly to Landlord as if such amount were originally called for by the terms of this Lease as Additional Rent and Tenant shall be liable to Landlord for all such amounts.

        (d) Subject to the enumerated conditions of the preceding Paragraph 10(c), Landlord hereby consents to the assignment or subletting of the entire Premises to a corporation which is a wholly owned subsidiary of Tenant, or to a company that owns majority of all the issued and outstanding capital stock of Tenant. Notwithstanding any such assignment or subletting as provided in this Paragraph 10(d), such assignment or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and Tenant (and any assignee(s), subtenant(s) and guarantor(s) of this Lease) shall continue to be and remain liable hereunder.

        (e)    INTENTIONALLY OMITTED

11. ALTERATIONS. Tenant Shall not modify the leasehold improvements or make any to the Premises (except for non-structural improvements and alterations which do not exceed $5.000.00) without first obtaining Landlord's prior written approval of such modifications and alterations; provided, however, Landlord shall not unreasonably withhold its consent to nonstructural alternations of the Premises.

12. TRASH REMOVAL. Tenant shall be responsible for the removal of its own trash, rubbish, garbage and refuse removal, at its sole cost and expense. Tenant shall not permit the accumulation of rubbish, trash, garbage and other refuse in and around the Premises. No rubbish, trash, garbage or other refuse shall be burned by Tenant in the Premises or elsewhere in the Building or Lot and all of the same shall be kept in suitable containers in the interior of the Premises (or in locations outside the Premises as Landlord may permit by notice in writing until the same is picked up from the Premises and the Building and/or Lot. The removal agency selected by Tenant shall be subject to Landlord's reasonable approval. In the event Tenant fails to remove any accumulation of rubbish within twenty-four (24) hours after notice from Landlord to remove the same, Landlord shall have the right (but not the obligation) to remove the same, in which event the cost thereof shall be paid by Tenant as Additional Rent immediately upon demand.

13. MECHANIC'S LIENS. Tenant will not permit to be created or to remain undischarged any items, encumbrance or charge arising out of any work of any contractor, mechanic, laborer or material man which might be or become a lien or encumbrance or charge upon the Premises or any part thereof or the income therefrom, and Tenant will not permit the rights and interest of Landlord in the  Premises or any part thereof might be impaired. If any lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work on the Premises shall be filed against the Premises, Building or Lot, or any part hereof, within ten (10) days after notice of the filing thereof Tenant shall cause the same to be discharged of
record by payment or bond.   If Tenant shall fail to cause such lien to be
discharged within the period aforesaid then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled to compel the prosecution of an action for the foreclosure of such lien by the lienor or to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses, including without limitation reasonable attorney fees, incurred by Landlord in connection therewith, together with interest thereon at the rate specified in Paragraph 19(d) from the respective date of Landlord's making of the payment or incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord immediately upon demand.

14. ACCESS TO PREMISES . Landlord has free access to the Premises at all reasonable time (and in case of emergency at any time) for the purpose of examining the same or making such repairs, alterations, additions or improvements to the Premises, or the Building of which the Premises are a part, that Landlord may deem necessary or which Tenant has failed to do (but nothing in this Paragraph shall obligate Landlord to make any such repairs, alteration, additions or improvements) and also for the purpose of exhibiting the Premises and putting up notices "To Rent" or "For Sale", which notices shall not be removed, obliterated or hidden by Tenant. No forcible entry shall be made by Landlord unless such entry shall be reasonably necessary to prevent injury, loss or damage to persons or property, and Landlord shall repair any damage to property occasioned thereby. Landlord shall repair any damage to property of Tenant or anyone claiming under Tenant caused by or resulting from Landlord's making any such repairs, alterations, additions or improvements except only such damage as shall result from the entry to the Premises and/or the making of such repairs, alternations, additions or improvements which Landlord shall make as a result of an emergency or improvements which Landlord shall make as a result of an emergency or the default, negligence, fault or willful misconduct of Tenant or anyone claiming under or through Tenant. No action of Landlord pursuant to this Paragraph shall be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement or rent or damages for any injury or inconvenience occasioned thereby unless Landlord materially interferes with Tenant's use and enjoyment of the Premises.

15. REMOVAL OF IMPROVEMENTS. Except as otherwise hereinafter provided, all trade fixtures, furniture, furnishings and signs installed in the Premises by Tenant and paid for by it shall remain the property of Tenant and shall be removed by Tenant upon the expiration of the Term of this Lease or its earlier termination, provided (a) that any of such items as are affixed to the Premises and require severance may be removed only if Tenant shall repair any damage caused by such removal, (b) that Tenant shall have fully performed all of the covenants and agreements to be performed by it under the provisions of this Lease, and (c) that Tenant shall comply with the last sentence of this Paragraph. If the Tenant fails to remove such items from the Premises prior to the expiration of this Lease or earlier termination hereof, all such trade fixtures, furniture, furnishings and signs shall become the property of the Landlord. All lighting fixtures, heating and cooling equipment and all other installations, alterations, additions and improvements to the Premises shall be and remain the property of Landlord on the ending of the Term hereof or any earlier termination of this Lease and shall not be removed from the Premises.

16. TENANT'S INSURANCE OBLIGATIONS. Tenant shall carry public liability insurance in a company of companies licensed to do business in the state in which the Premises are located and reasonably approved by Landlord. Said insurance shall be in minimum amounts reasonably required by Landlord from time to time by notice to Tenant and shall name Landlord as an additional insured, as its interests may appear, and Tenant shall provide Landlord with evidence, when requested, that such insurance is in full force and effect. Tenant shall carry property damage insurance for all of its equipment and for all leasehold improvements above the building standard which are made by the Landlord or Tenant in and to the Premises, which policies shall name Landlord as an additional insured. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant and each policy shall contain an endorsement that will prohibit its cancellation or amendment prior to the expiration of thirty (30) days after notice of such proposed cancellation or amendment to landlord. Tenant shall carry insurance in the initial amounts listed in the Basic Data and shall provide Landlord with certificates of such Tenant Insurance Requirements on or prior to the Commencement Date..

17. REPAIRS BY LANDLORD. Landlord agrees to make all necessary repairs or alterations to the foundation, roof and structural parts of the exterior walls of the Premises. Notwithstanding the foregoing, if any of said repairs or alterations shall be made necessary by reason of repairs, installations, alternations, additions or improvements made by Tenant or anyone claiming under or through Tenant, by reason of the default, negligence, fault, or willful misconduct of such party, or by reason of a default in the performance or observance of any agreements, conditions or other provisions on the part of the Tenant to be performed or observed, or by reason of any special use to which the Premises may be put, Tenant shall be liable for the cost of all such repairs or alterations as may be necessary. Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless (a) it shall have made such repairs of alterations or performed such other act negligently, or (b) it shall have received notice from Tenant designating the particular repairs or alterations needed or the other act of which there has been failure of performance and Landlord shall have failed to make such repairs or alterations or performed such other act within a reasonable time after the receipt of such notice; and in the latter event Landlord's liability shall be limited to the cost of making such repairs of alterations or performing such other act. As used in this Lease, the expression "exterior walls of the Premises" does not include glass, windows, doors or door frame, or window sashes or frames. Landlord shall make all necessary repairs to the common areas and shall maintain such common areas (except sidewalks abutting the Premises) reasonably clear of litter and shall perform snow handling to the extent required for business operations of the Building. The provisions of this Paragraph shall not apply in the case of damage or destruction by fire or other casualty or by eminent domain, in which events the obligations of Landlord shall be controlled by paragraph 18 hereof.

18.     DAMAGE OR DESTRUCTION BY EMINENT DOMAIN, FIRE OR CASUALTY

        (a) In the event that the Premises and/or Building and/or Lot, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election shall be made by the giving of written notice by Landlord or Tenant within thirty (30) days after the right of election accrues. If by such taking Tenant is deprived of the use of more than twenty percent (20%) of the Square Footage of the Premises, or if by such fire or other casualty more than forty percent (40%) of the Square Footage of the Premises shall be rendered untenable, and if Landlord does not within a reasonable time after notice from Tenant commence and diligently pursue to rebuild or repair, Tenant may at its option terminate this lease by notice in writing to Landlord within thirty (30) days after the date of such damage to destruction, or within thirty (30) days after it has received notice of such taking, as the case may be. If either Landlord or Tenant exercise such option, this Lease shall terminate on the date of such loss or taking.

        (b) If this Lease is not terminated pursuant to the provisions of Paragraph 18(a) above, this Lease shall continue in full force and effect and a just proportion of the Annual Rent shall be suspended or abated in proportion to the square footage utilized by Tenant until the Premises shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence and to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction or taking, and subject to zoning and building laws then in existence. "Net proceeds of insurance recovered or damaged awarded" refers to the gross amount of such insurance or award less the reasonable expenses of Landlord in connection with the collection of same, including without limitations, reasonable fees and expenses for legal and appraisal services. In the case of a taking which permanently reduces the Square Footage of the Premises, the rent shall be abated for the remainder of the Term in proportion to the amount by which the Square Footage has been reduced. Landlord warrants that Landlord shall maintain insurance coverage as set forth herein during the Term of this Lease in an amount equal to one hundred percent (100%) replacement value of the Building.

        (c) Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except for damages to Tenant's fixtures, properly or equipment, and for damages, if any, separately awarded for relocation expenses and business interruption, provided that none of the same shall reduce the damages or compensation which Landlord would otherwise recover. Tenant awards and convenants to deliver such further assignments thereof as Landlord may from time to time request.

19.     TENANT'S DEFAULT.

        (a) Events of Default: The following shall be "Events of Default" under this Lease:

               (i) If Tenant shall fail to pay any monthly installment of Annual Rent or Additional Rent when due, and such default shall continue for ten
(10) days after written notice from Landlord; provided that no such notice shall be required if Tenant has received two (2) such similar notices within three hundred sixty-five (365) days prior to such violation or failure;

               (ii) If Tenant shall fail to timely make any other payment required under this Lease and such default shall continue for two (10) days after written notice from Landlord; provided that no such notice shall be required if Tenant has received two (2) such similar notices within three hundred sixty-five (365) days prior to such violation or failure;

               (iii) If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continues for a period of thirty (30) days after Landlord's written notice thereof to Tenant; provided that no such notice shall be required if Tenant has received two (2) such similar notices within three hundred sixty-five (365) days prior to such violation or failure;

               (iv through vii crossed out)

               (viii) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors; or

               (ix) Tenant's interest in this Lease being taken on execution in any action against the Tenant.

        (b) LANDLORD'S REMEDIES. Should an Event of Default occur under this Lease, Landlord may pursue any or all of the following remedies:

               (i) TERMINATION OF LEASE. Landlord may terminate this Lease by giving written notice of such termination to Tenant, or by reentry, whereupon the mailing of such notice of termination addressed to Tenant, or in the case of reentry, upon such reentry, with or without notice or demand and with or without process of law (forcibly if necessary), this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Termination by entry or notice as provided herein shall be effective and complete upon entry or the mailing of notice, respectively, and shall require no further action on the part of Landlord including, without limitation, resort to legal process under applicable law. Any other notice to quit or notice of Landlord's intention to reenter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in the Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

               (ii) SUIT FOR POSSESSION. Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Premises are located or by such other proceedings, including reentry and possession, as may be applicable.

               (iii) RELETTING OF PREMISES. Should this Lease be terminated before the expiration of the Term of this Lease by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the Term of this Lease without having paid the full rental for the remainder of such Term, Landlord shall have the option, but not the obligation, to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full Annual Rent and Additional Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorney's fees, brokerage fees and expenses of placing the Premises in the same condition as existed on the Commencement Date, normal ware and tear excepted. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

               (iv)   ACCELERATION OF PAYMENT.          INTENTIONALLY OMITTED

               (v) MONETARY DAMAGES. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time or reletting or the expiration of the Term of this Lease. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorney's fees and court costs reasonably incurred.

               (vi) ANTICIPATORY BREACH; CUMULATIVE REMEDIES. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. In the event of a breach or anticipatory breach by Tenant or any of the covenants or previsions hereof, Landlord shall have the aright of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy whether or not mentioned herein. Landlord's election to pursue one or more remedies, whether as set forth herein or otherwise, shall not bar Landlord from seeking any other or additional remedies at any time and in no event shall landlord ever be deemed to have elected one or more rights and remedies that landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise. In no event will Landlord implement the terms of this Subparagraph (vi) unless Tenant has defaulted under Paragraph 19.

        (c) WAIVER. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant,, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Annual Rent, Additional Rent or any other sum be deemed an accord and satisfaction, and landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Annual Rent, Additional Rent or any other sum or so pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or Premises.

        (d) RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may but shall not be required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is four percent (4%) greater than the "base lending rate" then in effect at the First National Bank of Boston, Boston, MA, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate than allowed by law. Such payment and interest shall constitute Additional Rent; hereunder due and payable with the next monthly installment of Annual Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

        (e) LATE PAYMENT. If Tenant fails to pay any installment of Annual Rent and/or Additional Rent on or before the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is four percent (4%) greater than the "base lending rate" then in effect at The First National Bank of Boston, Boston, MA, or the highest rate by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate than allowed by law. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Annual Rent due or if payments have been accelerated pursuant to this Paragraph 19, due and payable immediately.

        (f)    LIEN ON PERSONAL PROPERTY.  INTENTIONALLY OMITTED.

20.     LIABILITY OF LANDLORD;  INDEMNIFICATION.

        (a) Landlord shall not be liable to Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises, Building or Lot, (ii) the interruption in the use of the Premises, (iii) accident or damage to persons or property resulting from the use of operation (by Landlord, Tenant, or any other person or persons whatsoever) of the Premises or of any elevators or heating, cooling, electrical or plumbing equipment or apparatus in the Premises or Building, (iv) the termination of this Lease by reason of the destruction of the Premises, (v) any fire, robbery, theft, mysterious disappearance and/or any other casualty, (vi) any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing work in the Building, or from any other cause whatsoever, or (vii) for any personal injury arising from the use, occupancy and condition of the Premises, unless such personal injury is caused by the gross negligence of Landlord, or a willful act or failure to act on the part of the Landlord. Tenant shall not be entitled to any abatement or diminution of rent as a result of any of the foregoing occurrences, nor shall the same release Tenant from its obligations hereunder or constitute an eviction. Any goods, property or personal effects of Tenant, its employees, agents, contractors, business invitees, licenses, customers, clients, family members or guests, stored or place in or about the Premises, Building or Lot shall be at their risk and the Landlord shall not in any manner be held responsible therefor. The employees of the Landlord are prohibited from receiving any packages or other articles delivered to the Building by Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of the Tenant for such purposes and not of the Landlord. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment and/or improvements in or to the Premises and Tenant shall have full responsibilities therefor and shall bear the full risk of loss thereto. It is expressly understood and agreed that Tenant shall look to its business interruption and property damage insurance policies, and not to Landlord or its agents or employees, for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences, other than clause (a) (vii) above, and that said policies shall contain waiver or subrogation clauses.

        (b) If Landlord shall fail to perform any convenient, term or condition of this Lease upon Landlord's part to be performed or be guilty of negligence with regard to any party claiming by, under of through Tenant and, as a consequence of such default or negligence. Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereof against the right, title and interest of Landlord in the Premises, Building and Lot, and neither Landlord nor any of the partners designated herein as Landlord comprising any partnership designated herein as Landlord or any trustees or beneficiaries designated herein as Landlord shall be personally liable for any judgment rendered against Landlord or any deficiency thereunder. Kit is agreed that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Premises, Building and Lot and the rents or other income therefrom as hereinbefore expressly provided. In the event of sale or other transfer of Landlord's right, title and interest in the Premises, Building and Lot, Landlord shall be released from all liability and obligations hereunder. If all or any part of Landlord's interest in this Lease shall be held by a trust, not trustee, shareholder or beneficiary of such trust shall be personally liable for any of the covenants or agreements, expressed or implied hereunder. IN NO EVENT SHALL LANDLORD EVER BE PERSONALLY LIABLE TO TENANT OR ANYONE CLAIMING BY, UNDER OR THROUGH TENANT FOR CONSEQUENTIAL DAMAGES, SUCH DAMAGES OR CLAIMS THEREFORE BEING HEREBY EXPRESSLY WAIVED BY TENANT.

        (c) Tenant hereby agrees to indemnify and hold landlord harmless from and again any cost, damage, claim, liability or expense (including attorney's fees) incurred by or claimed against Landlord directly or indirectly, which is occasioned by or results from any default hereunder or any willful or negligent act or omission on the part of Tenant, its agents, employees, contractors, invitees, licensees, customers, clients, family members and guests, or as a result of or in anyway arising from Tenant's use and occupancy of the Premises, Building and/or Lot or in any other manner which related to the business of Tenant. Any such cost, damage, claim, liability or expense incurred by Landlord for which Tenant is obligated to reimburse Landlord shall be deemed Additional Rent due and payable as Addition Rent upon demand by Landlord. It is expressly understood and agreed that Tenant's liability under this Lease extends to the acts and omissions of any subtenant or assignee and any agent, employee, contractor, invitee, licensee, customer, client, family member or guest of any subtenant or assignee.

21. LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statue. If this Lease is terminated before the Term expires, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and on its behalf to execute and record such instrument, such appointment being coupled with an interest and irrevocable.

22. SEVERABILITY. It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provisions of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties that if a provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

23. DELAYS. In any case where either party hereto is required to do any act, and is delayed in so doing by reason of or resulting from an Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control, such period of time shall not be counted in determining the time during which such work or act shall be completed, whether such time shall be designated by a fixed date, a fixed time or "a reasonable time". In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made for delays in the collection of such proceeds and awards.

24. ESTOPPEL CERTIFICATES. Tenant and Landlord each agree from time to time, upon not less than fifteen (15) days prior written request, to execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect, or if modified, stating the modifications; that the requested party has no defenses, offsets or counterclaims against its obligations under this Lease (including Tenant's obligation to pay Annual Rent and Additional Rent) or, if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail; and setting forth the dates to which the Annual Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgagee of the Premises, Building and/or Lot, or any prospective assignee or any such mortgage, or any prospective assigned of this Lease, or any other similarly interested party.

25. WAIVER OF SUBROGATION. Tenant and landlord each hereby release the other to the extent of their respective insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant, Landlord or their agents. Tenant and Landlord agree that their respective policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant or landlord, as the case may be, to recover thereunder and otherwise acknowledging this mutual waiver of subrogation.

26. WAIVER. No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord to declare a forfeiture, or any other reasons, and no waiver of any condition or covenant shall be valid unless it be in writing signed by landlord. No waiver by landlord in respect to one tenant of the Building or Lot shall constitute a waiver in favor of any other tenant, now shall the waiver or a breach of any condition or covenant be claimed or pleaded to excuse a future breach of the same condition or covenant. The mention in this Lease of any specific right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity; and for the purpose of any suit by Landlord brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained as successive periodic sums shall mature under this lease. It is further agreed that failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovering of said sum or sums so omitted at a later time.

27. SURRENDER AND HOLDING OVER. Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration of the Term of this Lease or its earlier termination in any way, broom clean and in as good condition and repair as the same shall be at the commencement of said Term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and tear, subject to Paragraph 9 of this Lease, only excepted), and shall deliver the keys at the office of Landlord or Landlord's agent. Should Tenant or any party claiming under Tenant remain in possession of the Premises, or any part thereof, after any termination of this lease, no tenancy or interest in the Premises shall result therefrom but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal; a sum equal to double the Annual Rent, Additional Rent and any other sums to be paid as specified herein for any period during which Tenant shall hold the Premises after the stipulated Term of this Lease may be terminated or have expired.

28. LEASE INURES TO BENEFIT OF SUCCESSORS AND ASSIGNS. Subject to the provision hereof, this Lease and all the terms, covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon their respective successors and assigns including, without limitation, their heirs, personal representative, debtor in possession, trustee, custodian, receiver, or any similar functionary serving in proceedings brought by or against Landlord or Tenant (or their respective successors and assigns) under the Bankruptcy Code (as now or hereafter in effect), insolvency Laws, or any similar laws relating to bankruptcy, insolvency or the adjustment of debts, provided however, that no subletting or assignment by, from, through or under Tenant in violation of the provisions hereof shall vest in the subletees or assigns any right, title or interest whatever.

29. QUIET ENJOYMENT. Landlord hereby covenants and agrees that if Tenant shall perform all the covenants, agreements and other provisions herein stipulated to be performed or observed on Tenant's part, Tenant shall at all time during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises without any manner of molestation or hindrance from Landlord or any person or persons lawfully claiming under Landlord. The rights granted by this Paragraph are in lieu of any other rights Tenant may have by statue or at law.

30. NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise, or point venture or a member of a joint enterprise with Tenant.

31. NOTICES. Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and shall be given by mailing such notice or consent by registered or certified mail, return receipt requested, postage prepaid, addressed, if to landlord, at the address hereinabove specified, and, if to Tenant, at the address hereinabove specified to the attention of Tenant's Chief Financial Officer, or at such other address as may be specified from time to time in writing sent to the other party by like notice. Notices so given shall be deemed to be given and effective upon the date of receipt.

32. INTERPRETATION. Wherever either the word "Landlord" or "Tenant" is used in this Lease, it shall be considered as meaning the parties respectively, wherever the context permits or requires, and when the singular and/or neuter pronouns are used herein, the small shall be construed as including all persons and corporations designated respectively as Landlord or Tenant in this instrument wherever the context requires.

33. PARAGRAPH HEADINGS. The paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease now in any way affect this Lease.

34. BROKER'S COMMISSIONS. Other than Peter Hayes of Hayes & Sherry, Tenant warrants that there are no claims for broker's commission or finder's fees in connection with its execution of this Lease or the tenancy hereby created and agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorney fees.

35. INTERRUPTION OF SERVICES. With respect to any services furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, or regulation of or by any governmental authority, or failure of supply, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or its servants, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect or consequential damages.

36. SUBORDINATION. Upon the written request of Landlord, Tenant shall enter into a recordable agreement with the holder of any present or future mortgage of the Premises, Building or Lot which shall provide that (1) this Lease shall be subordinated to such mortgage, (ii) in the event of foreclosure of said mortgage or any other action thereunder by the mortgage, the mortgagee (and its successors in interest) and Tenant shall be directly bound to each other to perform the respective undischarged obligations of Landlord and Tenant hereunder (in the case of Landlord accruing after such foreclosure or other action and in the case of Tenant whether accruing before or after such foreclosure or other action), (iii) this Lease shall continue in full force and effect, and (iv) Tenant's rights hereunder shall not be disturbed, except as in this Lease provided. The word "Mortgage" as used herein includes mortgages, deeds of trust and all similar instruments, all modifications, extensions, renewals and replacements thereof, and any and all assignments of the Landlord's interest in this Lease given as collateral security for any obligation of Landlord.

37. MODIFICATION. In the event that any holder or prospective holder of any mortgage, as hereinbefore defined, which includes the Premises as part of the mortgaged Premises, shall request any provision directly related to the Annual Rent, Additional Rent or other sums payable hereunder, the duration of the Term hereof, or the size, use or location of the Premises, Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this Lease in the event of foreclosure or other similar action taken by such holder or prospective holder or by anyone calming by, through or under such holder or prospective holder.

38. MULTIPLE PARTIES. If Tenant shall consist of more than one person or if there shall be a guarantor of Tenant's obligations, then the liability of all such persons, including the guarantor, if any, shall be joint and several.

39. SUBMISSION NOT AN OPTION. The submission of this Lease for examination and negotiation does not constitute an offer to lease, a reservation or, or option for the Premises and shall vest no right in any party. Tenant or anyone claiming under or through Tenant shall have the rights to the Premises as set forth herein and this Lease becomes effective as a Lease only upon execution, acknowledgment and delivery thereof by Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or employee of Landlord to the contrary.

40. FINANCIAL INFORMATION. It is hereby agreed that prior to the execution of this document by Landlord, Tenant shall furnish to Landlord, a financial statement, credit references or similar documentation certifying Tenant's financial standing.

41. CONTINGENCY. Notwithstanding anything contained herein to the contrary, it is hereby understood and agreed that this Lease Agreement is contingent upon the existing tenant executing a Termination Agreement by April 30, 1991, or an extended date as mutually agreed upon by Landlord and Tenant in writing. In the event the existing Tenant fails to execute such Termination Agreement by this April 30, 1991, date, or said extended date, this Lease Agreement shall become null and void and of no further force or effect.

42. FUTURE CONSTRUCTION. Landlord agrees to perform the construction as detailed on Exhibit "B-1", attached hereto and made a part hereof (hereinafter referred to as the "Future Construction"), following Landlord's receipt of Tenant's written notice requesting same. Upon receipt of Tenant's notice, Landlord shall immediately apply to the Town of Norton for a building permit to perform such Future Construction. Landlord agrees to use its best efforts to fully complete such Future Construction within thirty (30) days following the Town of Norton's issuing such building permit; However, in the event Landlord is delayed in completing such Future Construction and such delay is caused by the inability of the Landlord's supplier to deliver the equipment in a timely manner, then Landlord shall have such longer period of time as is necessary under the circumstances.

Landlord hereby estimates the total cost of performing the Future Construction at NINETY-ONE THOUSAND NINE HUNDRED SIX AND 00/100 ($91,906.00)DOLLARS. Tenant agrees to reimburse Landlord for same in accordance with the following schedule:

        a. Tenant shall pay Landlord one-half (1/2) of the total cost of such Future Construction, on the date it sends written notice requesting Landlord perform the Future Construction.

        b. Landlord shall amortize the remaining one-half (1/2) of such Future Construction over the remaining Lease Term with an interest rate of ten percent (10%). Prior to Landlord's commencement of the Future Construction, Landlord and Tenant agree to enter into a mutually acceptable Amendment to this Lease setting forth the amount, terms and conditions of such amortization.

Tenant hereby acknowledges that the cost of the Future Construction set forth hereinabove is an ESTIMATE. Upon Landlord's receipt of Tenant's written notice requesting Landlord to perform the Future Construction, Landlord shall re-estimate the cost of the Future Construction and in the event the cost of same is higher than the amount described hereinabove, then Tenant shall have the option of (1) rescinding its notice to Landlord to perform the Future Construction or (ii) paying Landlord for such higher amount.

Tenant hereby acknowledges that the Future Construction may interfere with or interrupt Tenant's operations and use of the Premises; however, Landlord shall use its best efforts to perform such Future Construction in a manner as to minimize such interference or interruption of Tenant's normal business operations. Tenant further acknowledges that a "shut down" period may be required to Tenant in order for Landlord to complete the Future Construction. Tenant hereby agrees to cooperate with Landlord in the scheduling for the performance of such future Construction. Notwithstanding the foregoing, it is hereby understood and agreed by the parties that in no event shall Tenant receive an equitable abatement or reduction in Rent and/or Additional Rent as a result of any interference, interruption or "shut down" in Tenant's business operations as a result of landlord's Future Construction described hereinabove.

Notwithstanding anything contained in this Paragraph 42 to the contract, Tenant must exercise its option for the Landlord to perform the Future Construction no later than May 1, 1993, or this entire Paragraph 42 shall be deemed null and void and of no further force or effect as of such May 1, 1993, date.

43. EARLY AGREEMENT. This Lease and the exhibits and any rider attached hereto, set forth all the covenants, promises, agreements conditions, representations and understandings, either oral or written between them other than those herein set forth and this Lease expressly supersedes and proposals or other written documents relating hereto. Except as herein otherwise provided, no subsequent alteration, amendment, change of addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and sign by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the Premises, or the Building of which the Premises are a part, or the Lot, except as herein expressly set forth.

IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease to be signed in triplicate, under seal, as of the day and year first above written, one copy for Tenant and two copies for the Landlord.


Witness as to Landlord:       Landlord:      Thomas J. Flately, d/b/a
                                             The Flately Company


                                             By     Richard P Brooks
                                             Its    Senior Vice President
                                                    Authorized Agent


Witness as to Tenant:         Tenant:        TyLink Corporation

Andy Salazar                                 Stephen Gallaker
SR VP Operations & Devel                     VP Finance

COMMONWEALTH OF MASSACHUSETTS      )
                                   )  ss
COUNTY OF NORFOLK                  )
                                        May 14, 1991

        Then personally appeared Richard P. Rourke to me known to be the individual who acknowledge himself to be the Senior Vice President/Authorized Agent of the Flately Company, Landlord, and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Braintree, Massachusetts, this 14th day of May, 1991.

                                        Notary Public
                                        Commission Expires 7/2/93

SECOND AMENDMENT TO LEASE

This Agreement made this 30th day of May, 1996, by and between Thomas J. Flatley a/b/a The Flatley Company (hereinafter referred to as LANDLORD), and TyLink Corp. (hereinafter referred to as TENANT),

                                   WITNESSETH:

     WHEREAS, by a certain Lease Agreement May 14, 1991, as amended by a First Amendment to Lease dated September 12, 1991 (hereinafter collectively referred to as the "Lease"), LESSOR leased to LESSEE, a certain premises described as Norton Commerce Center , 10 Commerce Way, Norton, MA 02766, consisting of approximately 25,220 square feet of space, more particularly described therein as ("Premises"), and,

     NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged each to the other, the above named parties do hereby agree to amend said Lease as follows:

1. The original Term of the Lease, which expires April. 30, 1996, is hereby extended for a period of three (3) years, commencing May 1, 1996 and expiring April 30, 1999, (hereinafter referred to as the "Extended Term").

2. Effective May 1, 1996, Paragraph I of the Lease, Incorporation of Basic Data, namely Annual Rent, shall be deleted in its entirety and replaced with the following:

     shall mean the annual sum of ONE HUNDRED FIFTY-ONE THOUSAND THREE HUNDRED TWENTY AND 00/100 ($I51320.00) DOLLARS, payable in equal monthly installments of TWELVE THOUSAND SIX HUNDRED TEN AND 00/100 ($12,610.00) DOLLARS, for the period commencing may 1, 1996, and Continuing through and including April 30, 1997 of the Lease Term; and

     the annual sum of ONE HUNDRED FIFTY-SEVEN THOUSAND SIX HUNDRED TWENTY-FIVE AND 00/100 ($157,625.00) DOLLARS, payable in equal monthly installments of THIRTEEN THOUSAND ONE HUNDRED THIRTY-FIVE AND 42/100 ($13,135.42) DOLLARS, for the period commencing May 1, 1997' and continuing through and including April 30, 1998 of the Lease Term; and

     the annual sum of ONE HUNDRED SIXTY-THREE THOUSAND NINE HUNDRED THIRTY AND 00/100 ($163,930.00) DOLLARS, payable in equal monthly installment of THIRTEEN THOUSAND SIX HUNDRED SIXTY AND 83/100 (13,660.83) DOLLARS, for the period commencing May 1, 1998 and Continuing through and including April 30, 1999 of the Lease Term, payable in accordance with Paragraph 5 of the Lease plus all other charges, amounts, reimbursements or other sums (collectively "Additional Rent") to be paid by TENANT to LANDLORD in accordance with Paragraph 6 and any other terms of the Lease calling for the payment of money by Tenant to Landlord.

3. LANDLORD shall have sixty (60) days from mutual Lease execution to complete LANDLORD'S Work as delineated on Exhibit "B-2", attached hereto and made a part hereof. LANDLORD and TENANT acknowledge that TENANT is in possession of the space at the Commencement Date of this Lease. LANDLORD shall minimize interference with TENANT'S use of the Premises in performing LANDLORD'S work and completing the punch-list items. LANDLORD and TENANT agree while simultaneously performing work and set-up within the Premises to work in harmony with each other.

     TENANT is responsible for moving all furniture and equipment within the Premises for LANDLORD to perform LANDLORD'S Work as described hereabove. Notwithstanding anything contained herein to the contrary, in the event, LANDLORD'S Work is delayed by TENANT for any reason, LANDLORD shall receive one (1) additional day for each and every day that is needed to complete the work,

4. Except where this Second Amendment to lease specifically changes same, all other terms, conditions and covenants of the original Lease Agreement and any Amendments thereto, shall remain the same, where applicable, and are hereby reaffirmed.

5. The submission of this document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the execution thereof by both LESSOR and LESSEE, regardless of any written or verbal representation of any agent, manager or other employee of LESSOR to the contrary. All negotiations , consideration, representations and understandings between LESSOR and LESSEE are incorporated herein and the Lease and this Amendment expressly supersede any proposals or other written documents relating hereto. The Lease and this Amendment may be modified or altered only by written agreement between LESSOR and LESSEE, and no act or omission of any employee or agent of LESSOR shall alter, change or modify any of the provisions thereof.


IN WITTINESS WHEREOF, the parties hereto have signed and sealed this instrument on the day and year first above written.


LESSOR   Thomas    Flatley d/b/a
    The Flately Company



BY   Thomas  O' . Flatley
Its  President


LESSEE    TyLink Corp.



By
Its President

Duly Authorized


COMMONWEALTH OF MASSACHUSETTS )
SS.

COUNTY OF NORFOLK

June 4, 1996

Then personally appeared Thomas J. Flatley to me known to be the individual who acknowledged himself to be the President of The Flatley Company, LESSOR, and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Braintree, Massachusetts", this 4th day of June, 1996.

STATE 0F MASSACHUSETTS

COUNTY OF BRISTOL

23 May 1996.

Then personally appeared Robert A. Degan to me known to be the individual who acknowledged himself to be the President of TyLink Corp., LESSEE, and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.

WITNESS WHEREOF, I hereunto set my hand and official seal at Bristol County, Norton, Massachusetts, this 23 day May, 1996.

Notary Public
my commission expires:  3/14/97

EXHIBIT "B-211"

Description of LANDLORD'S Work

1. LANDLORD to paint all walls including bathrooms and re-carpet all office areas and common corridors within the Premises only; not to include warehouse.